                                                             EXHIBIT 3L(*10.18)


                              THIRD RESTATEMENT OF
                           THE DETROIT EDISON COMPANY
                      MANAGEMENT SUPPLEMENTAL BENEFIT PLAN


The Detroit Edison Company Management Supplemental Benefit Plan (the "Plan"), established by The Detroit Edison Company (the "Company") effective July 24, 1989, as amended and restated effective January 22, 1990 and June 26, 1995, is hereby amended and restated as of January 1, 1996 by this Third Restatement.


PURPOSE

The Plan is designed to supplement pension benefits for eligible management employees. The Plan has the objective of making the Company's retirement program more competitive within the electric utility industry and general industry, which will facilitate the attraction and retention of management employees.


DEFINITION

AVERAGE FINAL COMPENSATION. Equals one-fifth of normal pay during the 260 weeks of Company service that results in the highest average, calculated without regard to any limitation imposed by Section 401(a)(17) of the Internal Revenue Code.

AWARDED SERVICE. Years of service that may be imputed to an otherwise eligible Plan participant by the Organization and Compensation Committee ("Committee") of the Board of Directors, having taken into account the value to the Company of such participant's prior experience.

COMPANY. The Detroit Edison Company and any Controlled Group Member which has adopted the Plan with the approval of the Chairman of the Board of Directors and the Chairman of the board of directors of the Controlled Group Member. As a condition to participating in the Plan, such Controlled Group Member shall authorize the Chairman of the Board of Directors to act for it in all matters arising under the Plan and shall agree to comply with such other terms and conditions as may be imposed by the Chairman of the Board of Directors. Where the context requires in respect of the liability for the payment of any benefit to an eligible participant or beneficiary thereof, the term "Company" shall mean The Detroit Edison Company or such other Controlled Group Member employing or who employed such employee. Unless otherwise defined herein, all defined terms shall have the same meaning as provided under the Retirement Plan. All corporate officers and other


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administrative personnel referred to herein refer to officers and administrative personnel of The Detroit Edison Company.

COMPANY SERVICE. All years of service with the Company calculated to the nearest month.

EXECUTIVE POST-EMPLOYMENT INCOME ARRANGEMENT. Individual arrangements that were entered into with certain executives upon initial employment with the Company. The arrangements may provide for additional benefits upon retirement.

KEY EMPLOYE DEFERRED COMPENSATION PLAN. The Key Employe Deferred Compensation Plan initiated in 1964 which provides a supplemental pension benefit to certain management employees. The Key Employe Deferred Compensation Plan is sponsored by Detroit Edison for eligible employees.

CERTAIN MANAGEMENT OR HIGHLY-COMPENSATED EMPLOYEES. An employee of a Company, other than The Detroit Edison Company, who is specifically designated by written order of the Committee as a member of management eligible to participate in the Plan, and who is a member of a select group of management or highly-compensated employees of the Company within the meaning of ERISA Section 201(2). An employee's designation as a Certain Management or Highly Compensated Employee shall terminate, however, on the date the Committee by written order terminates such employee's designation for participation in the Plan.

NORMAL PAY. The employee's salary from the Company for a standard forty-hour work week calculated without regard to any limitation imposed by Section 401(a)(17) of the Internal Revenue Code including amounts deferred by the Employe under the Company's qualified and non-qualified savings plans. It does not include any bonuses, special pay, or premium for overtime work.

RETIREMENT PLAN. The Employes' Retirement Plan of The Detroit Edison Company ("Detroit Edison"). The Retirement Plan is a defined benefit pension plan sponsored by Detroit Edison for eligible employees.

RETIREMENT ALLOWANCE FACTOR. The multiplier used in the basic formula of the Retirement Plan.


ELIGIBILITY

Eligibility to participate in this Plan is determined no later than the latest to occur of:

          (1)     90 days from the date hereof; or


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          (2)     90 days subsequent to an otherwise eligible participant's 55th birthday; or

          (3) In the case of an otherwise eligible participant who does not have at least 10 years of Company service at age 55, 90 days subsequent to the otherwise eligible participant's having 10 years of Company service.

Participation in the Plan is limited to those management employees who

          (1) Are members of Management Council (pursuant to OR3, Management Groups, as may be amended from time to time) at the time of termination from the Company (or death while actively employed by the Company), or, with respect to management employees of a Company other than The Detroit Edison Company, are Certain Management or Highly Compensated Employees at the time of termination from the Company (or death while actively employed by the Company); and

          (2) Are not personally eligible to receive a benefit from the Key Employe Deferred Compensation (KEDC) Plan although a court of competent jurisdiction may have recognized spousal rights; and

          (3) Do not have an effective Executive Post-Employment Income Arrangement; and

          (4) At the time of termination from the Company (or death while actively employed), are at least 55 years of age and have at least 10 years of Company service.

Employes who are eligible to receive a benefit from KEDC or who have entered into Post-Employment Income Arrangements with the Company may elect to participate in this Plan in accordance with the first paragraph of this section by filing an election to waive any rights to a benefit from KEDC and/or any rights under a Post-Employment Income Arrangement with the Vice President-Human Resources, who will provide an election form upon request.


TARGET PERCENTAGE OF AVERAGE FINAL COMPENSATION

Payments from the Plan are based upon the calculated target percentage of average final compensation. The target percentage of average final compensation is determined by years of Company service and awarded service, if any, and by the management group in which the participant is a member at the time of termination from the Company (or death while actively employed by the Company) as specified in Exhibit A.


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

Participants awarded service under the Plan must certify any retirement income expected or being received from a previous employer. Payments from the Plan to participants with awarded service will be reduced by the non-contributory portion of any retirement income expected or being received from a previous employer.

Payments from the Plan will be reduced by any KEDC spousal payments required by a court of competent jurisdiction. Payments from the Plan may also be affected by the employee's age at termination (see Early Retirement) and the payment option selected by the employee (see Payment Options).

Payments from the Plan are not payable until the participant terminates employment with the Company and all Controlled Group Members (by death or otherwise), and references in the following provisions of the Plan to "terminating employment" or "employment termination" or similar provisions shall mean termination of employment with the Company and all Controlled Group Members.

EARLY RETIREMENT

The Plan provides for an unreduced target percentage for those terminating employment at age 60 or older. A reduced or adjusted target percentage is provided for those terminating employment (including death) who are at least age 55 but prior to age 60. The early retirement adjustment schedule is as follows:

                                  AGE AT                    EARLY RETIREMENT
                                TERMINATION               ADJUSTMENT PERCENTAGE
                                  55                            50%
                                  56                            60%
                                  57                            70%
                                  58                            80%
                                  59                            90%
                                  60 or older                  100%

Age at termination is calculated to the nearest whole month and the early retirement adjustment percentage is determined accordingly.


PAYMENT OPTIONS

At the time of employment termination, an eligible employee must elect one of the following payment options: (a) Guaranteed Term Plus Life, (b)
Actuarial-Adjusted Life with a 100%


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Joint and Survivor Benefit and (c) Actuarial-Adjusted Life with a 50% Joint and
Survivor Benefit. In the event that an employee dies during active employment, and at the time of death was eligible for a benefit as provided herein, the payment option is deemed to be Guaranteed Term Plus Life.


GUARANTEED TERM PLUS LIFE

If the employee elects the Guaranteed Term Plus Life payment option, the employee, at the time of employment termination, must also elect a survivor benefit of either monthly payments or an adjusted lump sum payment. In the event that such an election is not made by the employee, or in the event that the employee dies during active employment and at the time of death was eligible for a Plan benefit as provided herein, the survivor benefit is assumed to be the adjusted lump sum payment.

The Guaranteed Term Plus Life payment option provides for a minimum of 15 years of payments to the employee or, if the employee lives beyond the 15-year period, the payments continue to be made to the employee for the life of the employee.

If the employee elects the monthly payment survivor benefit and dies prior to the end of the 15-year period, payments will continue to be made to the employee's beneficiary or estate for the balance of the 15-year period. At the end of this 15-year period, all payments cease and liability of the Company under the Plan is terminated.

If the employee elects the lump sum payment survivor benefit and dies prior to the end of the 15-year period, an adjusted lump sum payment is made to the employee's designated beneficiary or estate. The adjusted lump sum payment is determined by a standard annuity calculation where the adjusted lump sum is the present worth of the remaining monthly benefits in the 15-year period. The methodology and other relevant factors for determining the amount of the adjusted lump sum payment are provided in Exhibit B. Upon payment of the lump sum payment, all payments cease and liability of the Company under the Plan is terminated.


ACTUARIAL-ADJUSTED LIFE WITH A 100% JOINT AND SURVIVOR BENEFIT

This option provides for the actuarial equivalent to the benefit payment under the Guaranteed Term Plus Life option. Upon the death of the employee and the designated beneficiary, all payments cease and the liability of the Company under the Plan is terminated. The actuarial equivalent benefit is provided for the life of the employee and upon the death of the employee, 100% of the benefit is provided to the employee's designated beneficiary for the duration of the beneficiary's life. If the employee's designated beneficiary should die prior to


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the employee, payments continue from the life of the employee and upon the death of the employee all payments cease and liability of the Company under the Plan is terminated. If the employee and designated beneficiary are the same age, the actuarial equivalent benefit equals 97.94% of the Guaranteed Term Plus Life benefit.

If the beneficiary is younger than the employee, this percentage is reduced by 1.2% for each 12 full months of difference in age. If the beneficiary is older than the employee, this percentage is increased 1.2% for each 12 full months in difference in age up to a maximum of 100%.


ACTUARIAL-ADJUSTED LIFE WITH A 50% JOINT AND SURVIVOR BENEFIT

This option provides for the actuarial equivalent to the benefit payable under the Guaranteed Term Plus Life option. Upon the death of the employee and the designated beneficiary, all payments cease and the liability of the Company under the Plan is terminated. The actuarial equivalent benefit is provided for the life of the employee and upon the death of the employee, 50% of the benefit is provided to the employee's designated beneficiary for the duration of the beneficiary's life. If the employee's designated beneficiary should die prior to the employee, payments continue for the life of the employee and upon the death of the employee all payments cease and liability of the Company under the Plan is terminated. If the employee and designated beneficiary are the same age, the actuarial equivalent benefit equals 107.72% of the Guaranteed Term Plus Life benefit. If the beneficiary is younger than the employee, this percentage is reduced by 1% for each 12 full months of difference in age. If the beneficiary is older than the employee, there is no adjustment to the percentage. If the employee does not designate a beneficiary, the actuarial equivalent benefit equals 107.72% of the Guaranteed Term Plus Life benefit, and upon the death of the employee all payments cease and the liability of the Company under the Plan is terminated.


PAYMENT CALCULATION

Monthly payments from the Plan are determined as follows:

      STEP 1.       DETERMINE GROSS TARGET AMOUNT

      The gross target amount results from multiplying the target percentage by average final compensation (see Exhibit A to determine the target percentage).


      STEP 2.       DETERMINE RETIREMENT PLAN BENEFIT


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      The Retirement Plan benefit results from multiplying the retirement allowance factor by average final compensation and by Company service, calculated for purposes hereof, without regard to any limitations imposed by Section 401(a)(17) or Section 415 of the Internal Revenue Code.


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

      STEP 3.       DETERMINE BASE ANNUAL TARGET BENEFIT AMOUNT

      The base annual target benefit amount results from subtracting the Retirement Plan benefit from the gross target amount.

      STEP 4.       DETERMINE ADJUSTED ANNUAL TARGET BENEFIT AMOUNT

      The adjusted annual target benefit amount results from multiplying the base annual target benefit amount by the early retirement adjustment percentage (see page 4 to determine the early retirement adjustment percentage).

      STEP 5. DETERMINE MONTHLY TARGET BENEFIT AMOUNT UNDER THE GUARANTEED TERM PLUS LIFE PAYMENT OPTION

      The monthly target benefit amount under the Guaranteed Term Plus Life payment option is determined by dividing the adjusted annual target benefit amount by 12.

      STEP 6.       ACTUARIAL-ADJUSTED PAYMENT OPTION

      If an actuarial-adjusted payment option is selected, the actuarial adjustment is applied to the monthly target benefit amount under the Guaranteed Term Plus Life payment option.

Exhibit C displays examples of the Plan payment calculation procedure.

In the event an employee receives an assessment of income taxes from the Internal Revenue Service which treats any amount under this Plan as includible in such employee's gross income prior to payment of such amount to such employee, the Company shall pay an amount equal to such income taxes to such employee within 30 days after receipt of written notice from such employee about such assessment. The base annual target benefit amount (Step 3) shall be reduced by an amount equal to such income taxes and Steps 4, 5 and 6 shall be reduced accordingly.

Each payment under this Plan shall be reduced by any federal, state or local taxes which The Detroit Edison Company determines should be withheld from such payment.


SCHEDULE OF PAYMENTS

Plan payments, if any, are made to the employee or to the designated beneficiary on a monthly basis. The schedule will follow the provisions for payment under the Retirement


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Plan.  The accompanying examples show the effect of Retirement Plan benefits at different times.


BENEFICIARY DESIGNATION

Each eligible participant may name any beneficiary to whom payments under the Plan are to be paid in case of the employee's death. Each designation will revoke all prior designations by the employee and shall be on a form prescribed by The Detroit Edison Company and will be effective only when filed by the employee with the Treasurer. In the absence of any such designation, payments due shall be paid to the employee's estate.


TAXATION

The Company makes no representation as to the tax consequences of individual payment options. Plan participants are urged to consult tax advisors of their choice for information and advice.


NON-SECURED PROMISE; AMENDMENTS

Eligible participants have the status of general unsecured creditors of the Company. This Plan constitutes a promise by the Company to make benefit payments in the future. The Company intends that this Plan be unfunded for tax purposes and for purposes of Title I of ERISA. The Company intends that this Plan be maintained primarily for a select group of management or highly compensated employees.

Payments as they become due under the Plan to or in respect of a Company's former employees shall be paid by such Company from its general assets; provided, however, that no provision of the Plan shall preclude a Company from segregating assets which are intended to be a source for payment of benefits under the Plan.

The Detroit Edison Company reserves the right to amend, modify, or discontinue this Plan at any time; provided, however, that no such amendment, modification, or termination shall affect the rights of participants or beneficiaries who are receiving or are immediately eligible to receive benefits from this Plan at the time of such amendment, modification, or termination.

Any Controlled Group Member which has adopted the Plan may as to itself withdraw from the Plan at any time by action of the Chairman of its board of directors. In the event of dissolution, merger, consolidation or reorganization of a Company, the Plan shall terminate


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as to such Company unless the Plan is continued by a successor thereto (subject to the consent of the Chairman of the Board of Directors).


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ADMINISTRATION; ARBITRATION

The Vice President-Human Resources is responsible for the administration of the Plan. The Vice President-Human Resources has the authority to interpret the provisions of the Plan and prescribe any regulations relating to its administration. The decisions of the Vice President-Human Resources with respect thereto shall be conclusive. The Vice President-Human Resources shall review the Plan from time to time and as part of such review is hereby directed and authorized to amend such Plan to the extent necessary for ease of administration and/or to comply with applicable federal and state laws.

The Treasurer of the Company shall be responsible for the administration of benefits under the Plan.

Notwithstanding any provision in this Plan to the contrary, in the event of any dispute, claim or controversy (hereinafter referred to as a "Grievance") between an employee who is eligible to receive benefits under this Plan and the Company with respect to the payment of benefits to such employee under this Plan, the computation of benefits under this Plan, or any of the terms or conditions of this Plan, such Grievance shall be resolved by arbitration. Arbitration shall be the sole exclusive remedy to redress any Grievance. The arbitration decision shall be final and binding, and a judgment on the arbitration award may be entered in any court of competent jurisdiction and enforcement may be had according to its terms. The arbitration shall be conducted by American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association and expenses of the arbitrator(s) and the American Arbitration Association shall be borne by the Company. Neither the Company nor such employee shall be entitled to attorneys' fees, expert witness fees, or other expenses expended in the course of such arbitration or the enforcement of any award rendered thereunder. The place of the arbitration shall be the offices of the American Arbitration Association in the Detroit Metropolitan area, Michigan. The arbitrator(s) shall not have the jurisdiction or authority to change any of the provisions of this Plan by alteration of, addition to, or subtraction from the terms thereof. The arbitrator(s)' sole authority shall be to apply any terms and conditions of this Plan. Since arbitration is the exclusive remedy with respect to any Grievance, no employee eligible to receive benefits under this Plan has the right to resort to any federal court, state court, local court, or administrative agency concerning breaches of any terms and provisions hereunder, and the decision of the arbitrator(s) shall be a complete defense to any suit, action, or proceeding instituted in any federal court, state court, local court, or administrative agency by such employee or the Company with respect to any Grievance which is arbitrable as herein set forth. The arbitration provisions shall, with respect to any Grievance, survive the termination of this Plan.


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

NON-ALIENABILITY AND NON-TRANSFERABILITY

The right of a participant, participant's spouse or beneficiary to payment of any benefit hereunder shall not be alienated, assigned, transferred, pledged or encumbered and shall not be subject to execution, attachment or similar process. No account shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including but not limited to any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of any employee. Any attempted assignment, pledge, levy or similar process shall be null and void and without effect.


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

                                   EXHIBIT A
                               TARGET PERCENTAGE


                                                               Target Percentage
                          Management                           of Average Final             Service
                          Group                                  Compensation                 Index
                          ----------                           -----------------            -------
      1.         Chairman of the Board                             60%                        25
                 President
                 Executive Vice President
                 Participants who are Certain Management
                 or Highly Compensated Employees designated
                 as being in Group 1 by the Committee


      2.         Senior Vice President                             60%                        30
                 Vice President
                 Participants who are Certain Management
                 or Highly Compensated Employees designated
                 as being in Group 2 by the Committee

      3.         Management Council members                        55%                        35
                 other than those included
                 in Groups 1 and 2 above and
                 Participants who are Certain Management
                 or Highly Compensated Employees, other
                 than those included in Groups 1 and 2 above,
                 designated by the Committee as eligible to
                 participate in the Plan

If the sum of Company service and awarded service is greater than the corresponding service index, the target percentage is increased by 0.5% for each year of service above the index. If the sum of Company service and awarded service is less than the corresponding service index, the target percentage is reduced by 1% for each year of service below the index for employees in Groups 1 and 2 and by 1.5% for each year of service below the index for employees in Group 3.

Company service is calculated to the nearest whole month. Awarded service is determined by the sole discretion of the Committee. The target percentage is adjusted accordingly if the service index results in fractional years.


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                                   EXHIBIT B

Table for Determining the Adjusted Lump Sum Payment Under the Guaranteed Term Plus Life Payment Option (Per $1,000 of Adjusted Annual Target Benefit Amount)


          Remaining
          Years Of
          Guaranteed
          Term
          Payment
                                                         Interest Rate

                             6%           7%              8%           9%           10%          11%           12%
             15          $9,875       $9,271         $8,720        $8,216        $7,755       $7,332        $6,943
             14           9,456        8,909          8,406         7,945         7,520        7,128         6,767
             13           9,012        8,520          8,067         7,648         7,260        6,901         6,569
             12           8,540        8,103          7,699         7,323         6,973        6,648         6,345
             11           8,038        7,656          7,300         6,967         6,656        6,365         6,093
             10           7,506        7,177          6,868         6,578         6,306        6,050         5,808
              9           6,941        6,663          6,401         6,153         5,919        5,698         5,488
              8           6,341        6,112          5,895         5,688         5,492        5,305         5,127
              7           5,704        5,521          5,347         5,179         5,020        4,867         4,721
              6           5,028        4,888          4,753         4,623         4,498        4,378         4,263
              5           4,310        4,208          4,110         4,014         3,922        3,833         3,746
              4           3,548        3,480          3,413         3,349         3,286        3,224         3,164
              3           2,739        2,699          2,659         2,621         2,583        2,545         2,509
              2           1,880        1,861          1,843         1,824         1,806        1,788         1,770
              1             968          963            958           953           948          943           938
              0               0            0              0             0             0            0             0


NOTES:         (1)     Interest rate is determined by the current prime
                       interest rate of the NBD Bank less 2%.


               (2) Apply linear interpolation for partial years remaining in guaranteed term period and adjustments for fractional interest rates.

               (3) Exhibit B shows the information to perform a standard annuity due calculation. It is the present worth of a stream of monthly payments of


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

                        $1,000/12 per month made at the end of the month and continuing for the number of months remaining.


               EXHIBIT B (CONTINUED)

         The formula is:

                   Adjusted Lump Sum = Pmt x (1-(l + i) -n)/i

        Where i is the NBD Bank Prime rate less 2% divided by 12 and n is the number of months remaining. Pmt is $1,000/12 or $83.33.


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

                                   EXHIBIT C

Example 1

               Assumptions:
                      Date of Termination:                                   January 31, 1994
                      Age at Termination:                                    65 Years, 0 Months
                      Position:                                              Vice President
                      Average Final Compensation:                            $180,000
                      Company Service & Awarded Service:                     25 Years, 0 Months
                      Retirement Allowance Factor:                           .014
                      Payment Option:                                        Guaranteed Term Plus Life
                                                                             (Survivor benefit - monthly
                                                                             payments)

                          (Given the above, the target percentage is 55%)

                          Step 1: 55% x $180,000 = $99,000

                          Step 2: .014% x $180,000 x 25 = $63,000

                          Step 3: $99,000 - $63,000 = $36,000

                          Step 4: $36,000 x 100% = $36,000

                          Step 5: $36,000/12 = $3,000

          Monthly payments of $3,000 will be made for 15 years, or for the life of the employee if greater than 15 years.

EXAMPLE 1A

          Assumptions listed for Example 1 apply with the exception of the following:

                Payment Option:      Guaranteed Term Plus Life
                                     (Survivor benefit - lump sum
                                     payment)

                NBD Bank             9%
                Prime Interest Rate:

                Date of Employee's Death        January 31, 1999

         Monthly payments of $3,000 are made for the life of the employee (see Example 1). Upon the death of the employee (January 31, 1999), a lump sum payment of $258,277.20 is made to the beneficiary (see Exhibit B).


EXAMPLE 2

        Assumptions:
              Date of Termination:                               January 31, 1994
              Age at Termination:                                58 Years, 6 Months
              Position:                                          Vice President
              Average Final Compensation:                        $180,000
              Company Service & Awarded Service:                 25 Years, 6 Months
              Retirement Allowance Factor:                       .014
              Payment Option:                                    Guaranteed Term Plus Life
                                                                 (Survivor benefit-monthly payments)

                         (Given the above, the target percentage is 55.5%)

                         Step 1: 55.5% x $180,000 = $99,900

                         Step 2: .014 x $180,000 x 25.5 x 88% = $56,549

                         Step 3: $99,900 - $56,549 = $43,351

                         Step 4: $43,351 x 85% = $36,848.35

                         Step 5: $36,848.35/12 = $3,070.70

        Monthly payments of $3,070.70 will be made for 15 years, or for the life of the employee if greater than 15 years.


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

                             EXHIBIT C (continued)


EXAMPLE 2A

        Assumptions listed for Example 2 apply with the exception of the following:

                        Payment Option:                           Actuarial-Adjusted Life with a
                                                                  100% Joint and Survivor Benefit

                        Employe/Beneficiary                       Beneficiary is two years younger
                        Age Difference:                           than the employee

                        Step 1 - Step 5:                          Same as Example 2. The monthly
                                                                  benefit under the Guaranteed
                                                                  Term Plus Life option is $3,070.70

                        Step 6:                                   $3,070.70 x .9554 = $2,933.75

          Monthly payments of $2,933.75 are made for the life of the employee. Upon the death of the employee, monthly payments of $2,933.75 are made for the life of the designated beneficiary. Upon the death of the designated beneficiary, all payments cease.


EXAMPLE 2B

         Assumptions listed for Example 2A apply with the exception of the following:

               Payment Option:                                    Actuarial-Adjusted Life with a 50%
                                                                  Joint and Survivor Benefit

                        Step 1 - Step 5:                          Same as Example 2. The monthly
                                                                  benefit under the Guaranteed
                                                                  Term Plus Life option is $3,070.70

                        Step 6:                                   $3.070.70 x 1.0572 = $3,246.34

          Monthly payments of $3,246.34 are made for the life of the employee. Upon the death of the employee, monthly payments of $1,623.17 ($3,246.34 x 50%) are made for the life of the designated beneficiary. Upon the death of the designated beneficiary, all payments cease.

         EXAMPLE 3

                 Assumptions:
                          Date of Termination:                                  January 31,1994
                          Age at Termination:                                   58 Years, 6 Months
                          Position:                                             Vice President
                          Average Final Compensation:                           $180,000
                          Company Service & Awarded Service:                    14 Years, 0 Months
                          Retirement Allowance Factor:                          .014
                          Payment Option:                                       Guaranteed Term Plus Life
                                                                                (Survivor benefit - monthly
                                                                                payments)

                        (Given the above, the target percentage is 44%)

                        Step 1:       44% x $180,000 = $79,200

                        Step 2: $0 (Employe is ineligible for an immediate benefit under the Retirement
                                      Plan)

                        Step 3:       $79,200 - $0 = $79,200

                        Step 4:       $79,200 x 85% = $67,320

                        Step 5:       $67,320/12 = $5,610.00

         Monthly payments of $5,610.00 will be made until a benefit is payable under the Retirement Plan. At that time the benefit payable under the MSBP will be offset by an amount equivalent to the benefit paid under the Retirement Plan (Step 6 - Option III assumed).

                        Step 6: .014 x $180,000 x 14 = $35,280

                        Step 7: $67,320 - $35,280 = $32,040

                        Step 8: $32,040/12 = $2,670.00

         Monthly payments of $2,670.00 will be made for the years remaining of the 15 years guaranteed (i.e., 8.5 years) or for the life of the employee if greater.

EXAMPLE 3A

         Assumptions listed for Example 3 apply with the exception of the following:

                      Age at Termination:                        60

                      Employe/Beneficiary                        Beneficiary is two years younger
                      Age Difference:                            than the employee

                      Step 1 - Step 3:                           Same as Example 3.

                      Step 4:                                    $79,200 x 100% = $79,200

                      Step 5:                                    $79,200/12 = $6,600.00

          Monthly payments of $6,600.00 will be made to the employee until a benefit is payable under the Retirement Plan. At that time the benefit payable under the MSBP will be offset by an amount equivalent to the benefit paid under the Retirement Plan (Step 6 / Option II assumed).

                        Step 6:                                   .014 x $180,000 x 14 x 88% = $31,046.40
                        Step 7:                                   $79,200 - $31,046.40 = $48,153.60
                        Step 8:                                   $48,153.60/12 = $4,012.80

          Monthly payments of $4,012.80 will be made for the years remaining of the 15 years guaranteed (i.e., 10 years) or for the life of the employee if greater.